SINCLAIR BROADCAST GROUP, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                        (as amended through July 9, 1996)

     FIRST: Name. The name of the Corporation is:

                         SINCLAIR BROADCAST GROUP, INC.

     SECOND: Purpose. The purpose for which the Corporation is formed and the business or object to be carried on and promoted by it are as follows:

     (a) to own, operate, acquire, sell, and transfer television stations and television programming;

     (b) to do anything permitted by Section 2-103 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time; and

     (c) to engage in any other lawful purpose and business.

     THIRD: Capital Structure. The total number of shares of all classes of stock which the Corporation has authority to issue is one hundred forty-five million (145,000,000) shares, having an aggregate par value of one million four hundred fifty thousand dollars ($1,450,000), consisting of one hundred million (100,000,000) shares of Class A Common Stock with a par value of one cent ($.01) per share (the "Class A Common Stock"), thirty-five million (35,000,000) shares of Class B Common Stock with a par value of one cent ($.01) per share (the "Class B Common Stock"), and ten million (10,000,000) shares of Preferred Stock with a par value of one cent ($.01) per share (the "Preferred Stock"). Class A Common Stock and Class B Common Stock are hereinafter collectively referred to as "Common Shares."

     FOURTH: Voting Rights. (a) Holders of Class A Common Stock are entitled to one (1) vote per share of such stock held and, except as provided below, holders of Class B Common Stock are entitled to ten (10) votes per share of such stock held with respect to matters properly submitted for the vote of holders of Common Shares at any duly constituted meeting of stockholders. The holders of Common Shares will vote together as a single class on all matters properly presented to the stockholders for their vote unless otherwise required by law. The holders of the Common Shares are not entitled to cumulate votes in the election of any directors.


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     (b) Notwithstanding the foregoing, holders of Class B Common Stock shall be entitled to one (1) vote per share with respect to: (i) any proposed "Rule 13e-3 transaction," as that term is defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended, between the Corporation and any person who held stock in the Corporation as of January 1, 1995 (the "Controlling Stockholders"), any Affiliate (as such term is defined below) of the Controlling Stockholders, or any group which the Controlling Stockholders are an Affiliate or which the Controlling Stockholders are a member; (ii) any disposition of all or substantially all of the Corporation's assets; (iii) any sale or transfer or other disposition of assets which would cause a fundamental change in the nature of the Corporation's business; and (iv) a merger or a consolidation of the Corporation subsequent to which the holders of the Common Shares will own less than 50% of the common stock of the Corporation following such transaction.

     For the purpose of paragraph (b) above, an "Affiliate" is defined as: (i) any individual or entity that, directly or indirectly, controls, is controlled by, or is under the common control of the Controlling Stockholders; (ii) any corporation or organization (other than the Corporation or a majority owned subsidiary of the Corporation) of which any of the Controlling Stockholders is an owner or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of voting securities or in which any of the Controlling Stockholders has a substantial beneficial interest; (iii) a voting trust or similar arrangement pursuant to which any of the Controlling Stockholders serves as a trustee or in a similar fiduciary capacity; or (v) any relative or spouse of the Controlling Stockholders or any relative of such spouse provided such spouse has the same residence as the Controlling Stockholder.

     FIFTH: Conversion of Class B Common Stock.

     (a) In the event that the number of shares of the Corporation's Common Shares held in the aggregate by Controlling Stockholders falls to below ten percent (10%) of the total number of Common Shares outstanding, each share of Class B Common Stock shall at that time be automatically converted to one (1) fully paid and non-assessable share of Class A Common Stock.

     (b) Upon the sale or other transfer by a holder of Class B Common Stock to a person or entity other than a Permitted Transferee (as such term is defined below), such shares of Class B Common Stock shall be automatically converted into an equal number of shares of Class A Common Stock. Promptly upon such sale or other transfer, the holder of Class B Common Stock therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent for the Class A Common Stock, and shall give written notice to the Corporation at such office: (i) stating that the shares are being converted pursuant to this paragraph, (ii) identifying the number of shares of Class B Common Stock being converted, and (iii)
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setting out the name or names (with  addresses) and  denominations  in which the certificate or certificates for Class A Common Stock shall be issued and shall include instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class B Common Stock shall obligate the Corporation or its transfer agent to issue and deliver at such stated address to such stated transferee a certificate or certificates for the number of Class A Common Stock to which such transferee is entitled, registered in the name of such transferee. In the event of a sale or other transfer of less than all of the Class B Common Stock evidenced by a certificate surrendered to the Corporation in the accordance with the above procedures, the Corporation shall execute and deliver to the transferor, without charge, a new certificate evidencing the number of shares of Class B Common Stock not sold or otherwise transferred.

     For the purpose of paragraph (b) above, a "Permitted Transferee" is defined as:

     (i) (A) any Controlling Stockholder; (B) the estate of a Controlling Stockholder; (C) the spouse or former spouse of a Controlling Stockholder; (D) any lineal descendent of a Controlling Stockholder, any spouse of such lineal descendent, a Controlling Stockholder's grandparent, parent, brother or sister or a Controlling Stockholder's spouse's brother or sister; (E) any guardian or custodian (including a custodian for purposes of the Uniform Gift to Minors Act or Uniform Transfers to Minors Act) for, or any conservator or other legal representative of, one or more Permitted Transferees; or (F) any trust or savings or retirement account, including an individual retirement account for purposes of federal income tax laws, whether or not involving a trust, principally for the benefit of one or more Permitted Transferees, including any trust in respect of which a Permitted Transferee has any general or special testamentary power of appointment or general or special non-testamentary power of appointment which is limited to any other Permitted Transferee;

     (ii) the Corporation;

     (iii) any employee benefit plan or trust thereunder sponsored by the Corporation or any of its subsidiaries;

     (iv) any trust principally for the benefit of one or more of the individuals, persons, firms or entities ("Persons") referred to in (i) through
(iii) above;

     (v) any corporation, partnership, or other entity if all of the beneficial ownership is held by one or more of the Persons referred to in (i) through (iv) above;

     (vi) any voting trust for the benefit of one or more of the Persons referred to in (i) through (iv) above; and


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     (vii) any  broker or dealer in  securities,  clearing  house,  bank,  trust company, savings and loan association or other financial institution which holds the Class B Common Stock for the benefit of a Controlling Stockholder or Permitted Transferee thereof.

     (c) Notwithstanding anything to the contrary set forth herein, any holder of Class B Common Stock may pledge his shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee without causing an automatic conversion of such shares into Class A Common Stock, provided that such shares may not be transferred to or registered in the name of the pledgee unless such pledgee is a Permitted Transferee. In the event of foreclosure or other similar action by a pledgee who is not a Permitted Transferee, such pledged shares of Class B Common Stock shall be converted automatically, without any act or deed on the part of the Corporation or any other person, into shares of Class A Common Stock as provided above.

     (d) Each share of Class B Common Stock shall be convertible, at the option of its holder, into one fully paid and non-assessable share of Class A Common Stock at any time. In the event of such voluntary conversion, the procedures set forth in paragraph (a) above shall be followed.

     (e) Shares of Class B Common Stock that are converted into shares of Class A Common Stock due to a sale, transfer, or voluntary conversion shall continue to be authorized shares of Class B Common Stock and available for reissue by the Corporation as determined by the Board of Directors.

     (f) The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Common Stock, for the purpose of effecting the conversions provided for herein, a sufficient number of shares of Class A Common stock to effect the conversion of all Class B Common Stock. All of the Common Stock so issuable shall, when issued be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take such action as may be necessary to ensure that all such Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any stock exchange or market on which any of the Common Shares are listed or quoted.

     (g) In any merger, consolidation, or business combination, the consideration to be received per share by the holders of Class A Common Stock and Class B Common Stock must be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights differ among Class A Common Stock and Class B Common Stock as provided herein.


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     SIXTH:  Preferred  Stock.  The Board of Directors  shall have  authority to classify and reclassify any of the unissued shares of Preferred Stock from time to time by setting or changing in any one or more respects the liquidation or dividend preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the Preferred Stock; provided, however, that the Board of Directors shall not classify or reclassify any such shares into Common Shares, or into any class or series of stock which has the same or lower liquidation priority as the Common Shares; provided further, that nothing herein shall prevent the Board of Directors from classifying or reclassifying any such shares as Preferred Stock convertible into Common Shares that have already been authorized pursuant to Article Third hereof. Any and all shares issued and for which full consideration has been paid or delivered shall be deemed fully paid stock, and the holder thereof shall not be liable for any further payment thereon. Notwithstanding anything in these Articles to the contrary, as long as any of the Common Shares shall be listed and quoted on the NASDAQ National Market System, no Preferred Stock may be issued pursuant to the provisions of this ARTICLE SIXTH which would violate the applicable Voting Rights Policy of the NASDAQ National Market System, as the same may be amended from time to time.

     SEVENTH: Other Stock Rights.

     (a) Except as provided hereinabove, each of the Common Shares issued and outstanding shall be identical in all respects, and no dividends shall be paid on any of the common Shares unless the same dividend is paid on all of the Common Shares at the time of such payment. Except for and subject to those special voting rights expressly granted herein to the holders of the Class B Common Stock, the holders of the Common Stock shall have exclusively all other rights of stockholders including, but not limited to, (i) the right to receive dividends, when and as declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably all of the assets and funds of the Corporation remaining after the payment to the creditors of the Corporation.

     (b) Stock Splits and Combinations. If the Corporation shall in any manner subdivide (by stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares of each other class of Common Shares shall be subdivided or combined, as the case may be, to the same extent, share and share alike.

     (c) As long as any of the Common Shares shall be listed and quoted on the NASDAQ National Market, the Board of Directors of the Corporation shall ensure, and shall have all powers necessary to ensure, that the membership of the Board of Directors

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shall at all times include such number of "Independent  Directors" (as such term is defined in Part III, Section 6(c) of Schedule D to the By-Laws of the National Association of Securities Dealers, Inc. ("NASD"), as the same may be amended from time to time as shall be required by the By-Laws of the NASD for the Common Shares to be eligible for listing and quotation of the NASDAQ National Market. In the event that the Common Shares shall cease to be listed and quoted on the NASDAQ National Market, and subsequently are listed and quoted on an exchange or other trading system, the Board of Directors of the Corporation shall ensure, and shall have all powers necessary to ensure, that the membership of the Board of Directors shall at all times be consistent with the applicable rules and regulations, if any, for the Common Shares to be eligible for listing and quotation on such exchange or other trading system.

     (d) No holder of Common Shares or Preferred Shares shall be entitled to preemptive or subscription rights.

     EIGHTH: Principal Office & Registered Agent. The post office address of the principal office of the Corporation in this State is 2000 W. 41st Street, Baltimore, Maryland 21211. The name and post office address of the resident agent of the Corporation in this State is Steven A. Thomas, Esquire, Thomas & Libowitz, P.A., 100 Light Street, Suite 1100 Baltimore, Maryland 21202.

     NINTH: Participation of Non-Citizens. The following provisions are included for the purpose of ensuring that control and management of the Corporation remains with citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time:

     (a) The Corporation shall not issue to (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an "Alien"; collectively, "Aliens") any shares of capital stock of the Corporation if such issuance would result in the total number of shares of such capital stock held or voted by Aliens exceeding 25% of
(i) the total number of all shares of such capital stock outstanding at any time and from time to time, or (ii) the total voting power of all shares of such capital stock outstanding and entitled to vote at any time and from time to time and shall not permit the transfer on the books of the Corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held or voted by Aliens exceeding such 25% limits

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as such limits greater or lesser than 25% may subsequently be imposed by statute or regulation.

     (b) No Alien or Aliens, individually or collectively, shall be entitled to vote or direct or control the vote of more than 25% of (i) the total number of all shares of capital stock of the Corporation outstanding at any time and from time to time, or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time as such limits greater or lesser than 25% may subsequently be imposed by statute or regulation.

     (c) No Alien shall be qualified to act as an officer of the Corporation and no more than one-fourth of the total number of directors of the Corporation at any time may be Aliens except as may be permitted by law or regulation.

     (d) The Board of Directors shall have all powers necessary to implement the provisions of this ARTICLE NINTH and to ensure compliance with the alien ownership restrictions (the "Alien Ownership Restrictions") of the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (collectively, the "Communications Act"), including, without limitation, the power to prohibit the transfer of any shares of capital stock of the Corporation to any Alien and to take or cause to be taken such action as it deems appropriate to implement such prohibition.

     (e) Without limiting the generality of the foregoing and notwithstanding any other provision of these Amended and Restated Articles of Incorporation to the contrary, any shares of capital stock of the Corporation determined by the Board of Directors to be owned beneficially by an Alien or Aliens shall always be subject to redemption by the Corporation by action of the Board of Directors, pursuant to Section 2-310 of the Maryland General Corporation Law, or any other applicable provision of law, to the extent necessary in the judgment of the Board of Directors to comply with the Alien Ownership Restrictions. The terms and conditions of such redemption shall be as follows:

          (i) the redemption price of the shares to be redeemed pursuant to this ARTICLE NINTH shall be equal to the fair market value of the shares to be redeemed, as determined by reference to the closing price of such shares on the last business day before the date of redemption if the shares are traded on a national exchange or as determined by the Board of Directors in good faith if the shares are not then being traded on a national exchange;

          (ii) the redemption price of such shares may be paid in cash, securities or any combination thereof;



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          (iii) if less than all the shares  held by Aliens are to be  redeemed, the shares to be redeemed shall be selected in any manner determined by the Board of Directors to be fair and equitable;

          (iv) at least 10 days' written notice of the redemption date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the redemption date may be the date on which written notice shall be given to record holders if the cash or securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

          (v) from and after the redemption date, the shares to be redeemed shall cease to be regarded as outstanding and any and all rights of the holders in respect of the shares to be redeemed or attaching to such shares of whatever nature (including, without limitation, any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and the holders thereof thenceforth shall be entitled only to receive the cash or securities payable upon redemption; and

          (vi) such other terms and conditions as the Board of Directors shall determine.

     For purposes of this ARTICLE NINTH, the determination of beneficial ownership of shares of capital stock of the Corporation shall be made pursuant to Rule 13d-3, 17 C.F.R. ss. 240.13d-3, as amended from time to time, promulgated under the Securities Exchange Act of 1934, as amended.

     TENTH: Directors.

          (a) The number of directors of the Corporation which shall constitute the whole Board shall be not less than three (3) nor more than nine (9) directors. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to a Resolution adopted by a majority of the entire Board of Directors. Directors shall hold office for a term of one (1) year or until the first annual meeting of stockholders following their election. Each director elected shall hold office until his successor shall be elected and shall qualify.

          (b) Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by a majority vote of the remaining directors, though less than a quorum,

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and the  directors  so chosen shall hold office  for a term expiring at the next annual meeting of stockholders at which the successors shall be elected and shall qualify.

          (c) At any meeting of the stockholders called for the purpose, any director may, by a majority vote of all of the shares of stock outstanding and entitled to vote, be removed from office, but only for cause.

          (d) Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of stockholders holding a majority of the votes entitled to be cast for election of directors shall be required to amend or repeal or adopt any provision inconsistent with this ARTICLE TENTH.

     ELEVENTH: Indemnification. The Corporation shall indemnify (a) its directors and officers, whether serving the Corporation or at the request of another entity, and advance expenses to a director or officer of the Corporation to the fullest extent permitted by and in accordance with Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, and (b) its other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law. No amendment of the Charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     TWELFTH: Duration. The duration of the Corporation shall be perpetual.



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                         SINCLAIR BROADCAST GROUP, INC.

                             ARTICLES SUPPLEMENTARY

                      SERIES A EXCHANGEABLE PREFERRED STOCK



         Sinclair Broadcast Group, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation (the "SDAT") as follows:

         FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article Sixth of the Charter of the Corporation (the "Charter"), the Board of Directors has duly divided and classified 1,500,000 shares of the Preferred Stock of the Corporation into a series designated "Series A Exchangeable Preferred Stock" and has provided for the issuance of such series.

         SECOND: The terms of the Series A Exchangeable Preferred Stock, par value of $.01 per share, as set by the Board of Directors are as follows:

                  1. Designation and Amount. The shares of such series shall be designated as Series A Exchangeable Preferred Stock (the "Series A Preferred Stock") and the number of shares constituting such series shall initially be 1,500,000, subject to increase by action of the Board of Directors effectuated by further Articles Supplementary in order to provide for the issuance of Dividend Shares (as defined herein).

                  2. Conversion. Each share of the Series A Preferred Stock will automatically be exchanged for and converted into one share of Series B Convertible Preferred Stock (the "Series B Preferred Stock") effective at the time of filing with the SDAT of an amendment to the Charter authorizing the issuance of Series B Preferred Stock, which shall be filed promptly following approval of the amendment by the stockholders. The Series B Preferred Stock shall have the terms, conditions and preferences set forth in Annex A attached to these Articles Supplementary; provided, however, that such Series B Preferred Stock shall be effective and may be issued only upon and after the filing of such amendment with the SDAT. Upon the filing of the amendment with the SDAT and surrender of a certificate representing shares of Series A Preferred Stock, the Corporation will issue a certificate representing the same number of shares of Series B Preferred Stock.



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                  3.  Trigger Event.

                      (i) Upon the date that is 180 days after the occurrence of a Trigger Event (as defined below), subject to paragraph 8 hereof, the holders of shares of Series A Preferred Stock, in preference to the holders of any other class of capital stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative quarterly dividends payable in cash or, at the Corporation's option, additional shares of Series A Preferred Stock ("Dividend Shares") on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the date that is 180 days after the occurrence of the Trigger Event, in an amount per share (rounded to the nearest cent) equal to (a) with respect to the first four Quarterly Dividend Payment Dates, Three Dollars and Seventy-Five Cents ($3.75) and (b) with respect to the fifth and each succeeding Quarterly Dividend Payment Date, Five Dollars ($5.00). In the event a quarterly dividend is paid (in whole or in part) in Dividend Shares, the number of Dividend Shares to be issued in respect of such dividend payment for each share of Series A Preferred Stock then outstanding shall equal
(x) that portion of the quarterly dividend paid in Dividend Shares (expressed in Dollars) divided by (y) 100.

                      (ii) Whether or not declared, dividends shall begin to accrue and be cumulative on initially outstanding shares of Series A Preferred Stock from the 180th day following the Trigger Event. Whether or not declared, dividends shall begin to accrue and be cumulative on Dividend Shares from the date of the applicable Quarterly Dividend Payment Date. All dividends shall accrue on each share on a daily basis, whether or not there are unrestricted funds legally available for the payment of such dividends and whether or not declared, from and after the date such dividends are payable and be rounded to the nearest cent. Any dividends that become payable for any partial dividend period shall be computed on the basis of the actual days elapsed in such period. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated equally among all such shares at the time outstanding. If a portion of a dividend is paid in cash and a portion is paid in Dividend Shares, then the proportion paid in cash and the proportion paid in Dividend Shares shall be the same for each share. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                      (iii) At any time after the occurrence of a Trigger Event, the Corporation shall have the right to purchase all of the shares of Series A Preferred Stock then held by a holder at a purchase price per share equal to (a) One Hundred Dollars ($100.00) plus (b) the amount of any accrued and unpaid dividends and distributions on such share, whether or not declared, to the date of such payment. If the Corporation elects to exercise its right to repurchase pursuant to this paragraph, the Corporation shall fix the date for redemption and shall give notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption; provided, however, that the redemption date shall not be sooner than 180 days after the Trigger Event Notice, and the

Corporation may give notice of a redemption to occur on such 180th day at any time after the Trigger Event Notice and before the 30th day preceding such 180th day. The notice given under this Section 3(iii) should state (i) the time and place at which the redemption will occur; (ii) the redemption price; and (iii) the procedure for giving a Retention Notice and the Conversion Price applicable to the Series B Stock into which a holder's shares of Series A Preferred Stock will be exchanged if such holder gives a Retention Notice.

                      (iv) At any time following issuance of a notice of redemption and prior to the date of redemption set forth therein, any holder of Series A Preferred Stock may deliver a notice (a "Retention Notice") of its intent to retain the shares of Series A Preferred Stock held by such holder, and such holder's shares shall not be redeemed but, as of the redemption date, will have only such rights as such holder would have if its shares of Series A Preferred Stock were exchanged for Series B Preferred Stock on the redemption date and converted on such date into shares of Class A Common Stock. Each share of Series A Preferred Stock held by a holder who gives a Retention Notice will automatically be exchanged for and converted into one share of Series B Preferred Stock effective at the time of filing with the SDAT of an amendment to the Charter authorizing the issuance of Series B Preferred Stock and such shares of Series B Preferred Stock shall on such date automatically be converted into Class A Common Stock on the terms set forth in Annex A hereto as if such conversion had occurred on the redemption date.

                      (v) A "Trigger Event" means the termination of Barry Baker's employment with the Corporation prior to the expiration of the initial five-year Agreement Term under the Employment Agreement dated as of April 10, 1996 between Barry Baker and the Corporation (the "Employment Agreement") (x) by the Corporation for any reason other than "for cause" under Section 9 of the Employment Agreement, or (y) by Barry Baker under Section 10.3.1 of the Employment Agreement.

                      (vi) The Corporation shall give each holder of Series A Preferred Stock notice of the occurrence of a Trigger Event (the "Trigger Event Notice") within 30 days following the occurrence of the Trigger Event. The Trigger Event Notice shall advise the holders of Series A Preferred Stock of the type of Trigger Event that has occurred and the date on which such Trigger Event occurred.

                  4. Dividends. Subject to paragraph 8 hereof, so long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration (whether cash, securities or property) any shares of capital stock except as permitted with respect to the Series A Preferred Stock under Paragraph 3 of this Article Second.

5.       Preference Upon Liquidation, Dissolution or Winding Up.

                      (i) Subject to the provisions of paragraph 8 hereof, upon any liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive from assets available for distribution to stockholders, in priority over any other class of capital stock of the Corporation, an amount in cash (and, to the extent sufficient cash is not available for such payment, property at its fair market value), per share, equal to the Liquidation Price of the Series A Preferred Stock as of the date of payment or distribution. In addition, after the payment of the Liquidation Price, holders of Series A Preferred Stock shall be entitled to receive from assets available for distribution to stockholders, on a pari passu basis and concurrent with payments or distributions made upon liquidation, dissolution or winding-up to the holders of the Corporation's Common Stock (as defined in the Charter), an amount per share equal to the excess, if any, of (i) the amount that would have been payable with respect to such share if it had been exchanged for Series B Preferred Stock and converted into Common Stock on the terms set forth in Annex A immediately prior to such payment or distribution (assuming for such purposes that the Liquidation Price in respect of shares of Series A Preferred Stock had not been previously paid) over (ii) the Liquidation Price paid with respect to such share.

                      (ii) The "Liquidation Price" of any share of Series A Preferred Stock will be the sum of (i) the Agreed Value of such share plus (ii) all accrued and unpaid dividends on such share through and including the determination date. The Agreed Value of any share of Series A Preferred Stock will be One Hundred Dollars ($100.00).

                      (iii) A merger or consolidation of the Corporation in which the holders of shares of capital stock of the Corporation immediately prior to the merger or consolidation hold less than 50% of the votes of capital stock immediately after the merger or consolidation, or a sale of all or substantially all of the Corporation's assets, shall be deemed to be a "liquidation, dissolution or winding-up of the Corporation" for purposes of this paragraph 5.

                  6. Voting Rights. (i) The holders of Series A Preferred Stock shall be entitled to vote on all matters as to which holders of the Corporation's Class A Common Stock (as defined in the Charter) are entitled to vote, with each share of Series A Preferred Stock being entitled to one vote and with the holders of Series A Preferred Stock voting together with the holders of Class A Common Stock as a single class. In addition, holders of Series A Preferred Stock will be entitled to notice of, and to attend, all meetings of stockholders of the Corporation and to vote as a separate class on all matters submitted to the Corporation's stockholders with respect to which holders of stock are required to vote as a separate class under Maryland law.

                      (ii) Without the consent of the holders of a majority of the Series A Preferred Stock, voting separately as a single class, the Corporation will not:

                            (a)  increase,  decrease  or  effect a  subdivision,
combination or consolidation of the authorized amount of Series A Preferred Stock or issue or authorize the issuance of authorized but unissued shares of Series A Preferred Stock (in each case, other than for the payment of Dividend Shares pursuant to Section 3(i) hereof);

                            (b)  amend,  alter or repeal  any  provision  of its
Charter or bylaws so as to effect any change in the rights, privileges, powers or preferences of the holders of the Series A Preferred Stock (provided that such separate class voting right shall not apply with respect to an amendment, alteration or repeal of any provision that solely effects a change in the terms of the Corporation's Class A Common Stock, as to which the holders of Series A Preferred Stock will vote together with the holders of Common Stock); or

                            (c)  amend,  alter or repeal any  resolution  of the
Corporation's Board of Directors or any other instrument establishing and designating the Series A Preferred Stock or any other capital stock of the Corporation, and determining the relative rights and preferences thereof, so as to effect any change in the rights, privileges, powers or preferences of the holders of the Series A Preferred Stock (provided that such separate class voting right shall not apply with respect to an amendment, alteration or repeal of any provision that solely effects a change in the terms of the Corporation's Class A Common Stock, as to which the holders of Series A Preferred Stock will vote together with the holders of Common Stock).

                  7.   Preemptive Rights.  None.

                  8. Priority and Ranking of New Securities Offering. Notwithstanding any other provision of these Articles Supplementary, (i) the Corporation shall have the right to issue additional equity securities (the "New Securities") in order to raise up to $400,000,000 and (ii) the New Securities may bear dividends payable in cash or other consideration, be exchangeable for or convertible into other securities of the Corporation, and will be senior to and have priority over the Series A Preferred Stock in all respects (including without limitation with respect to dividends and distributions upon liquidation, dissolution and winding up of the Corporation), except that upon and after the occurrence of a Trigger Event, the New Securities will rank pari passu with the Series A Preferred Stock in respect of dividends, distributions upon liquidation, dissolution and winding up of the Corporation; provided, however, that the New Securities shall not be issued prior to the Closing Date under the Asset Purchase Agreement by and between River City Broadcasting, L.P. and the Corporation dated as of April 10, 1996 without the consent of the Seller thereunder.

                  9.   Miscellaneous

                  (a) All notices from the Corporation to the holders shall be given by one of the methods specified in paragraph 9(b).

                  (b) All notices and other communications hereunder shall be deemed given (i) on the first business day following the date received, if delivered personally, (ii) on the business day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first business day that is five days following deposit in the mails, if sent by first class mail to (x) a holder at its last address as it appears on the transfer records oregistry for the Series A Preferred Stock and (y) the Corporation at the following address (or at such other address as the Corporation shall specify in a notice pursuant to this paragraph 9(b)): Sinclair Broadcast Group, Inc., 2000 West 41st Street, Baltimore, Maryland 21211;
Attention: Corporate Secretary.

                  (c) The Corporation shall establish and maintain a register, or cause a transfer agent to establish and maintain a register, identifying the holders of shares of Series A Preferred Stock and shall, upon presentation of certificates endorsed for transfer or accompanied by duly executed powers of transfer, register the transfer of shares as evidenced by such certificates or powers of transfer.

                  (d) Any shares of Series A Preferred Stock which have been converted, redeemed, exchanged or otherwise acquired by the Corporation shall, after such conversion, redemption, exchange or acquisition, as the case may be, be retired and promptly canceled and the Corporation shall take all appropriate action to cause such shares to obtain the status of authorized but unissued shares of Preferred Stock without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation may cause a certificate setting forth a resolution adopted by the Board of Directors that none of the authorized shares of Series A Preferred Stock are outstanding to be filed with the Maryland State Department of Assessments and Taxation. When such certificate becomes effective, all references to Series A Preferred Stock shall be eliminated from the Charter and the shares of Preferred Stock designated hereby as Series A Preferred Stock shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                  (e) The Corporation shall be entitled to recognize the exclusive right of a holder registered according to the Corporation's register as the holder of shares of Series A Preferred Stock, and such record holder shall be deemed the holder of such shares for all purposes.

                  (f) Any registered holder of Series A Preferred Stock may proceed to protect and enforce its rights by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in these Articles Supplementary or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                                                                 ANNEX A TO
                                                          ARTICLES SUPPLEMENTARY

                        Terms of Series B Preferred Stock
                        ---------------------------------

                  1. Designation and Amount. The series shall be designated Series B Convertible Preferred Stock (the "Series B Preferred Stock"). The number of authorized shares of Series B Preferred Stock shall initially be 1,500,000 subject to increase by action of the Board of Directors effectuated by further Articles Supplementary in order to provide for the issuance of Dividend Shares (as defined herein).

                  2.  Par Value.   The Series B Preferred Stock shall have a par
value of $.01 per share.

                  3. Conversion. (a) Subject to the terms and conditions of this paragraph 3, each holder of Series B Preferred Stock (a "Convertible Holder") shall have the right (a "Conversion Right"), at its option at any time, to convert any or all shares of Series B Preferred Stock held by such Convertible Holder into such number of fully paid and nonassessable shares of Class A Common Stock, par value $.01 per share, of the Corporation as is obtained by (i) multiplying the number of shares of Series B Preferred Stock to be converted by $100.00 per share and (ii) dividing the result by the conversion price of $27.50 or, in case an adjustment of such price has taken place pursuant to the provisions of paragraph 4, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion (such prices, or such price as last adjusted, being referred to individually as a "Conversion Price" and collectively as the "Conversion Prices"). After the occurrence of a Trigger Event (as defined herein), each Convertible Holder shall be required to convert all shares if the Holder elects to convert any shares. Such Conversion Rights shall be exercised by a Convertible Holder by giving written notice that such Convertible Holder elects to convert its shares of Series B Preferred Stock into Class A Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Convertible Holders) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Class A Common Stock shall be issued.

                     (b)  All  shares  of  Series  B   Preferred   Stock   shall
automatically convert into shares of Class A Common Stock on May 31, 2001 at the Conversion Price then in effect.

                     (c) Notwithstanding anything herein to the contrary, with respect to (i) shares of Series B Preferred Stock which the Corporation has called for redemption pursuant to
                                      - 1 -
paragraph 5 and redeemed, Conversion Rights shall terminate at the close of business on the redemption date, (ii) a liquidation of the Corporation, Conversion Rights shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series B Preferred Stock and (iii) Dividend Shares (as hereinafter defined), no conversion to Class A Common Stock shall be permitted and any such Dividend Shares shall be deemed to have been surrendered for cancellation as of the effective time of the conversion of the other shares of Series B Preferred Stock held by the holder of such Dividend Shares.

                      (d) Promptly after surrender of the certificate or certificates for the share or shares of Series B Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of the applicable class of Class A Common Stock issuable upon the conversion of such share or shares of Series B Preferred Stock. No fractional shares of Class A Common Stock will be issued, and a cash payment will be made in lieu of any fractional share in an amount equal to the same fraction of the Conversion Price. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date a certificate or certificates are delivered pursuant to paragraph (a) above or on the date of automatic conversion pursuant to paragraph (b) above (whether or not such certificate or certificates for such share or shares shall have been surrendered on such date) and at such time the rights of the Convertible Holder shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. If any certificate or certificates for Series B Preferred Shares shall have been lost, stolen or destroyed, the holder shall, in lieu of delivering such certificate or certificates, deliver to the Corporation or its transfer agent or agents therefor an affidavit of lost certificate or any other document reasonably satisfactory to the Corporation.

                      (e) If any Convertible Holder shall deliver shares for conversion after the Corporation gives a Redemption Notice pursuant to paragraph 5(iii), below, and the Corporation fails to redeem all shares subject to such Redemption Notice and not converted, then the Corporation shall give all converting shareholders notice of its failure to redeem and each converting Convertible Holder may, for a period of 30 days after such notice of failure to redeem, withdraw its conversion and receive back shares of Series B Preferred Stock together with any dividends paid on Series B Preferred Stock (or which would have been paid on Series B Preferred Stock) during the period such Convertible Holder held shares of Class A Common Stock (less any dividends received with respect to such shares of Class A Common Stock).

                  4.  Adjustment to Conversion Price.    The Conversion Price is
subject to adjustment after April 10, 1996 from time to time as follows:

                  (a) Adjustment to Conversion Price for Stock Splits and Combinations and Dividends and Distributions of Common Stock. If the Corporation
(i) pays a dividend or makes a distribution, without consideration, on Common Stock in shares of Common Stock or in any right to acquire Common Stock, (ii) subdivides (by stock split, reclassification or otherwise) its outstanding shares of Common Stock into a greater number of shares or (iii) combines (by reverse stock split, reclassification or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action will be adjusted so that the holder of any Series B Preferred Stock thereafter surrendered for conversion will be entitled to receive the number of shares of Common Stock which such holder would have been entitled to receive immediately following such action had the holder's Series B Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this Section 4(a) will become effective immediately after the record date in the case of a dividend or distribution and will become effective immediately after the effective date in the case of a subdivision or combination.

                  (b)  Adjustments  to  Conversion  Price for  Certain  Diluting
Issues.

                       (i) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price will be made in respect of the issuance of additional shares of Common Stock (A) unless the issue price for the additional shares of Common Stock issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue; (B) if the issuance of shares of Class A Common Stock is upon conversion of Series B Preferred Stock; (C) if the issuance of Class A Common Stock is upon the conversion of Class B Common Stock (as defined in the Charter); or (D) if the issuance is of shares of Class A Common Stock that have been reserved for issuance to employees of the Corporation pursuant to stock options that have been granted or which are available to be granted under the Corporation's existing stock option plans and stock options to be granted pursuant to the terms of the Employment Agreement.

                       (ii) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In case the Corporation issues or sells additional shares of Common Stock, including but not limited to deemed issuances as provided in paragraph 4(b)(iii), for a consideration per share less than the then applicable Conversion Price of the Series B Preferred Stock, then, and in each such case, the Conversion Price of the Series B Preferred Stock will be adjusted so that the adjusted Conversion Price is equal to:


                                  C*O + N*P + A
                                      O + N

where:

         C   =    the then current Conversion Price;

         O   =    the number of shares of Common Stock outstanding on the record date  for the  issuance  (including  all  shares  issuable  on conversion  of the  Series B  Preferred  Stock
                  and  all  other  shares   issuable   pursuant  to  options  or
                  convertible securities outstanding immediately prior to the issuance);


         N   =    the total number of  additional  shares of Common Stock issued in the issuance, or issuable upon the exercise or conversion of options or convertible securities;

         P   =    the offering  price per share of shares of Common Stock issued in the issuance or the price per share of Common Stock payable upon the exercise or conversion of options or convertible securities, in each case minus the amount per share of any expenses payable by the Corporation and any underwriting or similar commissions, compensations or concessions paid or allowed by the Corporation in connection with the issuance;
                  and

         A   =    the aggregate  consideration,  if any, paid to the Corporation upon the issuance  for the issuance of options or  convertible securities  minus the  amount of any  expenses  payable by the
                  Corporation  and  any  underwriting  or  similar  commissions,
                  compensations   or   concessions   paid  or   allowed  by  the
                  Corporation in connection  with the issuance.




                      (iii) Options and Convertible Securities Deemed Additional Shares of Common Stock. If the Corporation at any time or from time to time after April 10, 1996 shall issue any options or convertible securities (other than in a transaction resulting in an adjustment under paragraph 4(a) or a transaction described in paragraph 4(b)(i)), then, subject to clause (E) below, the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such options, or, in the case of convertible securities and options therefor, the conversion or exchange of such convertible securities and options therefor, shall be deemed to be additional shares of Common Stock issued as of the time such options or convertible securities are issued or, in case a record date shall have been fixed for the determination of holders of any class of securities then entitled to receive any such options or convertible securities, as of the close of business on such record date, provided that in any such case in which additional shares of Common Stock are deemed to be issued:

                            (A) no further  adjustments in the Conversion  Price
shall be made upon the subsequent issue of convertible securities or shares of Common Stock upon the exercise of such options or conversion or exchange of such convertible securities;

                            (B) if such  options or  convertible  securities  by
their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such options or the rights of conversion or exchange under such convertible securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Series B Preferred Stock);

                            (C) upon the  expiration  of any such options or any
rights of conversion or exchange under such convertible securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                     (i) in the case of  convertible  securities
                                or options for Common Stock, the only additional shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such options or the conversion or exchange of such convertible securities and the consideration received therefor was the consideration actually received by the Corporation (x) for the issue of all such options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or (y) for the issue of all such convertible securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                                     (ii) in the case of options for convertible
                                securities, only the convertible securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such options, and the consideration received by the Corporation for the additional shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the convertible securities with respect to which such options were actually exercised:

                            (D) no  readjustment  pursuant  to clause (B) or (C)
above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment, or (ii) the Conversion Price that would have resulted from any issuance of additional shares of Common Stock between the original adjustment date and such readjustment date if the original adjustment had not been made;

                            (E) in the case of any options which expire by their
terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such options, whereupon such adjustment shall be made in the same manner provided in clause (C) above.

For purposes of this paragraph 4(b)(iii), options means options, warrants or other rights to subscribe for, purchase or otherwise acquire shares of Common Stock or convertiblesecurities, and convertible securities means any evidences of indebtedness, shares (other than the Series A Exchangeable Preferred Stock and the Series B Preferred Stock) or other securities convertible into or exchangeable for shares of Common Stock.

                      (iv) Value of Consideration. For purposes of this paragraph 4(b), the value of the consideration received by the Corporation for the issuance of any additional shares of Common Stock will be computed as follows:

                            (A) insofar as it  consists of cash,  be computed at
the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                            (B)  insofar  as  it  consists  of  publicly  traded
securities, be computed based upon the average closing price of such securities for the 10 consecutive trading days immediately preceding the day on which the Corporation receives such consideration; and

                            (C) insofar as it  consists  of property  other than
cash or publicly traded securities, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors.

In the event that additional shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, the value of such consideration so received that is allocable to such additional shares of Common Stock will be determined in good faith by the Board.

         (c) Minimum Adjustment. No adjustment in the Conversion Price will be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph 4) would require an increase or decrease of at least 1% in the Conversion Price; provided, that any adjustments which by reason of this paragraph 4 are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 4 will be made to the nearest cent.

         (d) Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series B Preferred Stock pursuant to this paragraph 4, the Corporation will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series B Preferred Stock a certificate, signed by the Chairman of the Board, the Chief Executive Officer, the Treasurer/Chief Financial Officer or any
                                      - 6 -
other officer of the Corporation of equivalent seniority setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustments or readjustment is based.

          (e) Dividends and Distributions Payable in Securities of the Company other than Shares of Common Stock. In case the Corporation makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock or rights to acquire Common Stock), then and in each such event provision will be made so that the holders of Series B Preferred Stock will receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of, and immediately prior to such event and had they thereafter retained such securities (together with any distributions paid thereon) until the conversion date.

         (f) Consolidation, Merger or Sale of Assets. Except as provided in paragraph 7, if any transaction occurs, including without limitation (i) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock),
(ii) any consolidation or merger of the Corporation with or into another person or any merger of another person into the Corporation (other than a merger in which the Corporation is the surviving corporation and that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (iii) any sale, lease or transfer of all or substantially all of the assets of the Corporation, or (iv) any compulsory share exchange, pursuant to any of which holders of Common Stock will be entitled to receive other securities, cash or other property, then appropriate provision will be made so that the holder of each share of Series B Preferred Stock then outstanding will have the right thereafter to convert such share only into the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, lease, transfer, or share exchanges by a holder of the number of shares or Common Stock issuable upon conversion of such share of Series B Preferred Stock immediately prior to such recapitalization, reclassification, consolidation, merger, sale, lease, transfer or share exchange, and the Corporation will not enter into any such merger, consolidation, sale, lease, transfer or share exchange unless the company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Corporation's shares, as the case may be, makes appropriate provisions to establish such right.

                  5.   Trigger Event.

                      (i) Upon the date that is 180 days after the occurrence of a Trigger Event (as defined below), subject to paragraph 10 hereof, the holders of shares of Series B Preferred Stock, in preference to the holders of any other class of capital stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash or, at the Corporation's option, additional shares of Series B Preferred Stock ("Dividend Shares") on the last day of March, June, September and December in each year

(each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the date that is 180 days after the occurrence of the Trigger Event, in an amount per share (rounded to the nearest cent) equal to (a) with respect to the first four Quarterly Dividend Payment Dates, Three Dollars and Seventy-Five Cents ($3.75) and (b) with respect to the fifth and each succeeding Quarterly Dividend Payment Date, Five Dollars ($5.00). In the event a quarterly dividend is paid (in whole or in part) in Dividend Shares, the number of Dividend Shares to be issued in respect of such dividend payment for each share of Series B Preferred Stock then outstanding shall equal (x) that portion of the quarterly dividend paid in Dividend Shares (expressed in Dollars) divided by (y) 100.

                      (ii) Whether or not declared, dividends shall begin to accrue and be cumulative on initially outstanding shares of Series B Preferred Stock from the 180th day following the Trigger Event. Whether or not declared, dividends shall begin to accrue and be cumulative on Dividend Shares from the date of the applicable Quarterly Dividend Payment Date. All dividends shall accrue on each share on a daily basis, whether or not there are unrestricted funds legally available for the payment of such dividends and whether or not declared, from and after the date such dividends are payable and be rounded to the nearest cent. Any dividends that become payable for any partial dividend period shall be computed on the basis of the actual days elapsed in such period. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated equally among all such shares at the time outstanding. If a portion of a dividend is paid in cash and a portion is paid in Dividend Shares, then the proportion of the dividend paid in cash and the proportion paid in Dividend Shares shall be the same for each share. The Board of Directors may fix a record date for the determination of holders of shares of Series B
Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                      (iii) At any time after the occurrence of a Trigger Event, the Corporation shall have the right to purchase all of the shares of Series B Preferred Stock then held by a holder at a purchase price per share equal to (a) One Hundred Dollars ($100.00) plus (b) the amount of any accrued and unpaid dividends and distributions on such share, whether or not declared, to the date of such payment. If the Corporation elects to exercise its right to repurchase pursuant to this paragraph, the Corporation shall fix the date for redemption and shall give notice of such redemption (the "Redemption Notice") not less than 30 nor more than 60 days prior to the date fixed for redemption; provided, however, that the redemption date shall not be sooner than 180 days after the Trigger Event Notice, and the Corporation may give notice of a redemption to occur on such 180th day at any time after the Trigger Event Notice and before the 30th day preceding such 180th day. The Redemption Notice shall specify (i) the time and date on which the redemption will occur; (ii) the redemption price;
(iii) that the holders of shares of Series B Preferred Stock have the right to convert such shares into shares of Common Stock at any time prior to the redemption date; and (iv) the Conversion Price on the date of the Redemption Notice.

                      (iv) A "Trigger Event" means the termination of Barry Baker's employment with the Corporation prior to the expiration of the initial five-year Agreement Term set forth in the Employment Agreement dated as of April 10, 1996 between Barry Baker and the Corporation (the "Employment Agreement")
(x) by the Corporation for any reason other than "for cause" under Section 9 of the Employment Agreement, or (y) by Barry Baker under Section 10.3.1 of the Employment Agreement.

                      (v) The Corporation shall give each Convertible Holder notice of the occurrence of a Trigger Event (the "Trigger Event Notice") within 30 days following the occurrence of the Trigger Event. The Trigger Event Notice shall advise the Convertible Holders of the type of Trigger Event that has occurred and the date on which such Trigger Event occurred.

                  6. Dividends. Prior to the date that is 180 days after the occurrence of a Trigger Event, the Series B Preferred Stock shall not be entitled to receive any preference with respect to dividends. Notwithstanding the preceding sentence, prior to the date that is 180 days after the occurrence of a Trigger Event, the holders of Series B Preferred Stock shall be entitled to share ratably (with each share of Series B Preferred Stock equivalent to the number of shares of Class A Common Stock into which such share can be converted pursuant to paragraphs 3 and 4 hereof), in the payments of any dividends or other distributions made with respect to Common Stock, including dividends or distributions made in the form of (i) cash, (ii) securities other than Common Stock, (iii) other assets, or (iv) warrants or rights to subscribe for securities other than Common Stock or for other assets.

                  7. Liquidation Dissolution or Winding Up. (i) Prior to the occurrence of a Trigger Event, subject to the provisions of paragraph 10 hereof, upon any liquidation, dissolution or winding up of the Corporation, the holders of Series B Preferred Stock shall be entitled to receive from assets available for distribution to stockholders, in priority over the Class A Common Stock and the Class B Common Stock and after distributions to any other class of capital stock of the Corporation, an amount in cash (and, to the extent sufficient cash is not available for such payment, property at its fair market value), per share, equal to the Liquidation Price of the Series B Preferred Stock as of the date of payment or distribution. In addition, after the payment of the Liquidation Price, holders of Series B Preferred Stock shall be entitled to receive from assets available for distribution to stockholders, on a pari passu basis and concurrent with payments or distributions made upon liquidation, dissolution or winding-up to the holders of the Corporation's Class A Common Stock and Class B Common Stock, an amount per share equal to the excess, if any, of (i) the amount that would have been payable with respect to such share if it had been converted into shares of Common Stock pursuant to the conversion provisions in Paragraph 3 and Paragraph 4 hereof immediately prior to such payment or distribution (assuming for such purposes that the Liquidation Price in respect of shares of Series B Preferred Stock had not been previously paid) over (ii) the Liquidation Price paid with respect to such share.

                  (ii) After the occurrence of a Trigger Event, subject to the provisions of paragraph 10 hereof, upon any liquidation, dissolution or winding up of the Corporation, the holders of Series

B Preferred Stock shall be entitled to receive from assets available for distribution to stockholders, in priority over any other class of capital stock of the Corporation, an amount in cash (and, to the extent sufficient cash is not available for such payment, property at its fair market value), per share, equal to the Liquidation Price (as defined below) of the Series B Preferred Stock as of the date of payment or distribution.

                  (iii) The Liquidation Price of any share of Series B Preferred Stock will be the sum of (i) the Agreed Value of such share plus (ii) all accrued and unpaid dividends on such share through and including the determination date. The Agreed Value of any share of Series B Preferred Stock will be One Hundred Dollars ($100.00).

                  (iv) A merger or consolidation of the Corporation in which the holders of shares of capital stock of the Corporation immediately prior to the merger or consolidation hold less than 50% of the votes of capital stock immediately after the merger or consolidation, or a sale of all or substantially all of the Corporation's assets, shall be deemed to be a "liquidation, dissolution or winding-up of the Corporation" for purposes of this paragraph 7.

                  8. Voting Rights. (a) The holders of Series B Preferred Stock shall be entitled to vote on all matters as to which holders of the Corporation's Class A Common Stock are entitled to vote, with each share of Series B Preferred Stock being entitled to a number of votes equal to the number of shares of Class A Common Stock into which the share could be converted pursuant to paragraphs 3 and 4 hereof, and with the holders of Series B Preferred Stock voting together with the holders of Class A Common Stock as a single class. In addition, holders of Series B Preferred Stock will be entitled to notice of, and to attend, all meetings of stockholders of the Corporation and to vote as a separate class on all matters submitted to the Corporation's stockholders with respect to which holders of stock are required to vote as a separate class under Maryland law.

                      (b) Without the consent of the holders of a majority of the Series B Preferred Stock, voting separately as a single class, the Corporation will not:

                           (i)  increase,  decrease  or  effect  a  subdivision,
combination or consolidation of the authorized amount of Series B Preferred Stock or issue or authorize the issuance of authorized but unissued shares of Series B Preferred Stock (in each case, other than for the payment of Dividend Shares pursuant to Section 5(i) hereof);

                           (ii)  amend,  alter or repeal  any  provision  of its
Charter or bylaws so as to effect any change in the rights, privileges, powers or preferences of the holders of the Series B Preferred Stock (provided that such separate class voting right shall not apply with respect to an amendment, alteration or repeal of any provision that solely effects a change in the terms of the Corporation's Class A Common Stock, as to which the holders of Series B Preferred Stock will vote together with the holders of Common Stock); or

                           (iii) amend,  alter or repeal any  resolution  of the
Corporation's Board of Directors or any other instrument establishing and designating the Series B Preferred Stock or any other capital stock of the Corporation, and determining the relative rights and preferences thereof, so as to effect any change in the rights, privileges, powers or preferences of the holders of the Series B Preferred Stock (provided that much separate class voting right shall not apply with respect to an amendment, alteration or repeal of any provision that solely effects a change in the terms of the Corporation's Class A Common Stock, as to which the holders of Series B Preferred Stock will vote together with the holders of Common Stock).

                  9.   Preemptive Rights.  None.

                  10. Priority and Ranking of New Securities Offering. Notwithstanding any other provisions of these Articles Supplementary, (i) the Corporation shall have the right to issue additional equity securities (the "New Securities") in order to raise up to $400,000,000 and (ii) the New Securities may bear dividends payable in cash or other consideration, be exchangeable for or convertible into other securities of the Corporation, and will be senior to and have priority over the Series B Preferred Stock in all respects (including without limitation with respect to dividends and distributions upon liquidation, dissolution and winding up of the Corporation), except that upon and after the occurrence of a Trigger Event, the New Securities will rank pari passu with the Series B Preferred Stock in respect of dividends, distributions upon liquidation, dissolution and winding up of the Corporation; provided, however, that the New Securities shall not be issued prior to the Closing Date under the Asset Purchase Agreement by and between River City Broadcasting, L.P. and the Corporation dated as of April 10, 1996 without the consent of the Seller thereunder.

                  11.  Miscellaneous.

                  (a) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock into such Class A Common Stock at any time (assuming that, at the time of the computation of such number of shares, all such Class A Common Stock would be held by a single holder); provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Class A Common Stock that are held in the treasury of the Corporation. All shares of Class A Common Stock which shall be deliverable upon conversion of the shares of Series B Preferred Stock shall be duly and validly issued, fully paid and nonassessable. For purposes of this paragraph 11(a), any shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

                  (b) The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion (or pursuant to redemption or exchange) of shares of Series B Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Class A Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the Convertible Holder requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (c) All notices from the Corporation to the holders shall be given by one of the methods specified in paragraph 11(d).

                  (d) All notices and other communications hereunder shall be deemed given (i) on the first business day following the date received, if delivered personally, (ii) on the business day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first business day that is five days following deposit in the mails, if sent by first class mail to (x) a holder at its last address as it appears on the transfer records or registry for the Series B Preferred Stock and (y) the Corporation at the following address (or at such other address as the Corporation shall specify in a notice pursuant to this paragraph 11(d)):
Sinclair Broadcast Group, Inc., 2000 West 41st Street, Baltimore, Maryland 21211; Attention: Corporate Secretary.

                  (e) The Corporation shall establish and maintain a register, or cause a transfer agent to establish and maintain a register, identifying the holders of shares of Series B Preferred Stock and shall, upon presentation of certificates endorsed for transfer or accompanied by a duly executed power of transfer, register the transfer of shares as endorsed by such certificates or powers of transfer.

                  (f) Any shares of Series B Preferred Stock which have been converted, redeemed, exchanged or otherwise acquired by the Corporation shall, after such conversion, redemption, exchange or acquisition, as the case may be, be retired and promptly canceled and the Corporation shall take all appropriate action to cause such shares to obtain the status of authorized but unissued shares of Preferred Stock without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors; provided, however, that the Corporation shall retain as authorized but unissued shares of Series B Preferred Stock a sufficient number of such shares to allow exchange of shares of Class A Common Stock into Series B Preferred Stock pursuant to paragraph 3(e) hereof or upon the occurrence of a Trigger Event to the extent holders of Class A Common Stock have the right to exchange their Common Stock for Series B Preferred Stock. The Corporation may cause a certificate setting forth a resolution adopted by the Board of Directors that none of the authorized shares of Series B Preferred Stock are outstanding to be filed with the Secretary of State of the State of Maryland. When such certificate becomes effective, all references to Series B Preferred Stock shall be eliminated from the Charter and the shares of Preferred Stock designated hereby as Series B Preferred Stock shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                  (g)  The  Corporation  shall  be  entitled  to  recognize  the exclusive right of a Convertible Holder registered according to the Corporation's register as the holder of shares of Series B Preferred Stock, and such record holder shall be deemed the holder of such shares for all purposes.

                  (h) Any registered holder of Series B Preferred Stock may proceed to protect and enforce its rights by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in these Articles Supplementary or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                         SINCLAIR BROADCAST GROUP, INC.
                             ARTICLES SUPPLEMENTARY
                            SERIES C PREFERRED STOCK



                  Sinclair Broadcast Group, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Company"), hereby certifies to the Maryland State Department of Assessments and Taxation as follows:

                  FIRST: Pursuant to authority expressly vested in the Board of Directors of the Company (the "Board of Directors") by Article Sixth of the Charter of the Company, the Board of Directors has duly divided and classified 2,062,000 shares of the Preferred Stock of the Corporation into a series designated "Series C Preferred Stock" and has provided for the issuance of such series.

                  SECOND: The terms of the Series C Preferred Stock, par value of $.01 per share, as set by the Board of Directors are as follows:

                  1. Designation and Amount. The shares of such series shall be designated as Series C Preferred Stock and the number of shares constituting such series shall initially be 2,062,000 subject to increase or decrease by action of the Board of Directors effectuated by further Articles Supplementary. The liquidation preference of the Series C Preferred Stock shall be $100 per share (the "Liquidation Amount"). The Stated Maturity of the Series C Preferred Stock is March 15, 2009.

                  2. Ranking. The Series C Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to all classes of common stock of the Company, each other class of capital stock or series of preferred stock established after the date the Series C Preferred Stock is issued (the "Series C Preferred Stock Issue Date") by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Series C Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to with all classes of common stock of the Company as "Junior Securities"); (ii) on a parity with any class of capital stock or series of preferred stock established after the Series C Preferred Stock Issue Date, the terms of which expressly provide that such class or series will rank on a parity with the Series C Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively, "Parity Securities"); and
(iii) junior to each class of capital stock or series of preferred stock issued by the Company established after the Series C Preferred Stock Issue Date by the Board of Directors the terms of which expressly provide that such series will rank senior to the Series C Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Senior Securities"); provided that the Company's Series B Convertible Preferred Stock shall be deemed to be Junior Securities, except that upon the termination of Mr. Barry Baker's ("Mr. Baker's") employment agreement with the Company prior to May 31, 2001, the expiration date of the initial five-year agreement term under the Employment Agreement dated as of April 10, 1996, between Mr. Baker and the Company (the "Employment Agreement"), (i) by the Company for any reason other than "for cause" as defined in the Employment Agreement, or (ii) by Mr. Baker under Section 10.3.1 of the Employment Agreement, then the Series C Preferred Stock shall be deemed Parity Securities and will rank PARI PASSU with the Series B Convertible Preferred Stock in respect of dividend and distributions upon liquidation, dissolution and winding-up of the Company. The Company hereby declares the Series C Preferred Stock to be "New Securities" and the Company shall not declare more than $400 million of equity securities, including the Series C Preferred Stock, as New Securities under the Series B Convertible Preferred Stock for purposes of the Series B Convertible Preferred Stock.

                  3.       Dividends.

                  (a) Beginning on the date of issuance of the Series C Preferred Stock, Holders of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cash dividends on the Series C Preferred Stock, at an annual rate equal to 12 5/8% of the then stated Liquidation Amount per share of Series C Preferred Stock as long as the Series C Preferred Stock is outstanding. Dividends will accrue from the date of issuance and will be payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year (each a "Dividend Payment Date"), commencing on June 15, 1997 to holders of record on the March 1, June 1, September 1, and December 1 next preceding each such Dividend Payment Date, respectively. In the event that any date on which dividends are otherwise payable on the Series C Preferred Stock is not a Business Day, payment of the dividends payable will be made on the next succeeding day that is a Business Day (and without any dividends or other payment in respect of any such delay). Dividends, whether or not declared and whether or not deferred pursuant to an Extension Period, will cumulate and accrue additional cash dividends on unpaid dividends, compounding quarterly at an annual rate equal to 12 5/8%, until declared and paid. Dividend payments may be deferred on the Series C Preferred Stock for up to three consecutive quarters; provided, that the Company pay all dividends due and owing (including any accrued dividends and additional dividends on such dividends, compounded quarterly) in full at least once every four quarters and on March 15, 2009 (each an "Extension Period"). All references in this Articles Supplementary to accrued and unpaid dividends shall be deemed to include a reference to (a) any accumulated or additional dividends on any such accrued and unpaid dividends, (b) Registration Default Distributions and any additional dividends thereon and (c) Additional Amounts Attributable to Taxes. Except for Additional Amounts Attributable to Taxes, no amount shall be due and payable during an Extension Period until the end of such period.

                  (b) No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends without regard to any Extension Period shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and a sum in cash sufficient for full payment of the dividends set apart for such payment on the Series C Preferred Stock. If full dividends are not so paid, the Series C Preferred Stock shall share dividends PRO RATA with the Parity Securities. No dividends may be paid or set apart for such payment on Junior Securities (except dividends on Junior Securities in additional shares of Junior Securities) and no Junior Securities may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid in full (or deemed paid in full) on the Series C Preferred Stock. Dividends on account of arrearages for any past dividend period (whether or not as a result of an Extension Period) and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record of the Series C Preferred Stock on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors. So long as any shares of the Series C Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities or Junior Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Parity Securities or Junior Securities or any such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith on the Series C Preferred Stock have been paid (or are deemed paid) in full except in the case of Parity Securities if the Series C Preferred Stock shall share in such payments equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled.


                  (c) Dividends payable on shares of the Series C Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which dividends are payable.

                  (d) If the Trust is required to pay any taxes, duties, assessment or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any taxing authority, then in any such case, the dividend rate on the

Series C Preferred Stock shall be increased such that the holders of the Parent Preferred will receive an amount as additional preferred dividends equal to the amount of Additional Amounts Attributable to Taxes as defined herein, in addition to the dividends on the Series C Preferred Stock as provided herein.

                  (e) Notwithstanding the foregoing, in the event of a Registration Default which shall be promptly notified to the transfer agent by the Company in an officers' certificate, Registration Default Distributions shall be payable as additional preferred dividends on the Series C Preferred Stock in the amount and on the terms provided in the Registration Rights Agreement, which dividends if unpaid shall accrue additional dividends compounded quarterly.

                  4.       Redemption Provisions.

                  (a) Optional Redemption. The Series C Preferred Stock may be redeemed at any time on or after March 15, 2002, in whole or in part, in cash at the option of the Company, at the redemption prices (expressed as a percentage of such shares' Liquidation Amount) set forth below, if redeemed during the 12-month period beginning March 15 of each of the years set forth below:


                                                     REDEMPTION
                   YEAR                                 PRICE
                   ----                              ----------
                   2002  ...........................  105.813%
                   2003  ...........................  104.650%
                   2004  ...........................  103.488%
                   2005  ...........................  102.325%
                   2006  ...........................  101.163%


and thereafter at 100% of such shares' Liquidation Amount, together with accrued and unpaid dividends, if any, to the redemption date (including an amount equal to a prorated dividend from the last payment date to the redemption date).

                  In addition, up to $66,666,666 of the aggregate Liquidation Amount of the Series C Preferred Stock may be redeemed, at the option of the Company at any time on or prior to March 15, 2000 in cash at a redemption price per share equal to 111.625% of the Liquidation Amount thereof, plus accrued and unpaid dividends, if any, out of the net proceeds of one or more Public Equity Offerings of the Company, provided, that, after any such redemption, the number of shares of Series C Preferred Stock outstanding must equal at least 1,395,334.

                  The Series C Preferred Stock may be redeemed pursuant to this clause (a) even though, pursuant to clause (b) below, a Tax Event or an Investment Company Act

Event has occurred. In such circumstances, redemption can be effected pursuant to either this clause (a) or clause (b) below.

                  (b) Redemption Upon a Tax Event or an Investment Company Act Event. In addition, upon the occurrence of a Tax Eve t or Investment Company Act Event, the Company has the option to redeem the Series C Preferred Stock, in whole or in part, in cash at a redemption price of 105.813% in the case of a Tax Event or 101% in the case of an Investment Company Act Event, in each case of the aggregate Liquidation Amount of the Series C Preferred Stock redeemed plus accrued and unpaid dividends, if any; provided, that at the time of redemption in the case of a Tax Event triggered by an amendment, clarification, or change of laws, treaties or regulations thereunder, such amendment, clarification or change remains in effect.

                  (c)      Change of Control.

                  (1) Subject to the following sentence, upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right to require the Company to purchase all or a portion of such holder's Series C Preferred Stock in cash pursuant to the Change of Control Offer described below, in whole or in part, in integral multiples of $100, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of such shares' Liquidation Amount of such Series C Preferred Stock, plus, without duplication, all accrued and unpaid dividends, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in these Articles Supplementary. Notwithstanding the foregoing, prior to the redemption or repurchase of all of the Existing Notes, the repayment in full of the Indebtedness under the Bank Credit Agreement, the termination of the commitments and letters of credit issued under the Bank Credit Agreement, and the termination of interest rate protection agreements entered into between the Company and any lenders under the Bank Credit Agreement, the holders of the Series C Preferred Stock may not require the Company to redeem or repurchase such securities as a result of such a Change of Control under any circumstances unless all of the Existing Notes and all indebtedness under the Bank Credit Agreement are repaid, redeemed or repurchased, all of the commitments and letters of credit issued under the Bank Credit Agreement are terminated and all interest rate protection agreements entered into between the Company and any lenders under the Bank Credit Agreement are terminated as a result of such Change of Control, or the holders of such instruments have consented to a Change of Control Offer in which case the date on which all Existing Notes and all indebtedness under the Bank Credit Agreement are so repaid, redeemed or repurchased and such commitments, letters of credit and interest rate protection agreements are terminated or the holders of such instruments have consented to a Change of Control Offer, shall be deemed to be the date on which such Change of Control shall have occurred.

                  (2) Within 30 days following any Change of Control, the Company shall, if the holders of Series C Preferred Stock have any right to require the repurchase of such Series C Preferred Stock, give written notice of such Change of Control to the holders of Series C Preferred Stock, by first-class mail, postage prepaid, at their addresses appearing in the security register, stating, among other things, that it is making a Change of Control Offer, the Change of Control Purchase Price and that the Change of Control Purchase Date shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any shares of Series C Preferred Stock not tendered will continue to accrue dividends; that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Series C Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Purchase Date; and certain other procedures that a holder of Series C Preferred Stock must follow to accept a Change of Control Offer or to withdraw such acceptance.

                  (3) On the Change of Control Payment Date, (A) the Company shall, to the extent lawful, (i) accept for payment shares of Series C Preferred Stock tendered pursuant to the Change of Control Offer and (ii) promptly mail (or deliver by wire transfer) to each holder of shares of Series C Preferred Stock so accepted payment in an amount equal to the purchase price for such shares and (B) unless the Company defaults in the payment for the shares of Series C Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the shares of Series C Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date. The Company shall, if the Series C Preferred Stock is held by any Person other than KDSM, Inc. (or any successor thereof), publicly announce by press release issued in a normal commercial fashion the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (4) A tender made in response to a Change of Control Offer may be withdrawn if the Company receives, not later than one business day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable, (A) the name of the holder; (B) the certificate number of the Series C Preferred Stock in respect of which such notice of withdrawal is being submitted; (C) the principal amount of the Series C Preferred Stock (which shall be $100 or an integral multiple thereof) delivered for purchase by the holder as to which such notice of withdrawal is being submitted; (D) a statement that such holder is withdrawing his election to have such principal amount of such Series C Preferred Stock purchased; and (E) the principal amount, if any, of such Series C Preferred Stock (which shall be $100 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

                  (d) Procedure for Redemption. On and after a redemption date, unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accrue on shares of Series C Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price without dividends. If a notice of redemption shall have been given as provided in the succeeding sentence, and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the redemption date) shall have been segregated and irrevocably set apart by the Company, in trust for the benefit of the holders of the shares called for redemption, then dividends shall cease to accrue on the redemption date on the shares to be redeemed and, at the close of business on the date on, or when, such funds were segregated and set apart, the holders of the shares to be redeemed shall cease to be stockholders of the Company and shall be entitled only to receive the redemption price for such shares. The Company will send a written notice of redemption by first class mail to each holder of record of shares of Series C Preferred Stock, not fewer than 30 days nor more than 60 days prior to the date fixed for such redemption at its registered address. Shares of Series C Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Maryland law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of preferred stock must be in compliance with these Articles Supplementary and except that such shares may not be reissued or sold as shares of Series C Preferred Stock.

                  (e) Mandatory Redemption. On March 15, 2009, the Company shall redeem from any source of funds legally available therefor, in the manner provided above, all of the shares of the Series C Preferred Stock then outstanding at a redemption price equal to 100% of the Liquidation Amount per share, plus, without duplication, an amount in cash equal to all accrued and unpaid dividends per share to the date of redemption.

                  5. Liquidation  Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series C Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution $100 per share, plus any accrued and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, any common stock of the Company. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series C Preferred Stock and all other Parity Securities are not paid in full, the holders of the Series C Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preferences to which they are entitled, the holders of shares of Series C Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the Company.

                  6.       Voting Rights.

                  (a) Holders of the Series C Preferred Stock, except as provided by applicable law or as set forth in p ragraphs (i), (ii), (iii) and
(iv) below, and in Sections 6(b) and (d) and in Section 9(c), shall not be required or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company. Notwithstanding the previous sentence, if (i) cash dividends on the Series C Preferred Stock (including any accrued dividends thereon) are in arrears and unpaid for four or more quarterly dividend payments (whether or not pursuant to an Extension Period) (a "Dividend Default"), (ii) the Company shall fail to make and consummate a Change of Control Offer upon the occurrence of a Change of Control whether or not the Company is required to make or consummate a Change of Control Offer pursuant to
Section 4(c), (iii) the Company fails to discharge any redemption obligation with respect to the Series C Preferred Stock; or (iv) a breach or violation of any of the provisions described in the next paragraph or under Section 9 occurs and such breach or violation continues for a period of 30 days or more, then in any such case, the holders of a majority of the Liquidation Amount of the then outstanding Series C Preferred Stock, voting separately as a single class, shall have the right, at a meeting of the holders of Series C Preferred Stock or by such holders' written consent or at any annual or special meeting of the stockholders of the Company for the election of directors, to elect, by vote of the holders of a majority of the Liquidation Amount of then outstanding Series C Preferred Stock present (in person or by proxy), two (2) directors ("Preferred Directors") of the Corporation. The two directorships positions promptly will be made available as a result of (A) vacancies on the Board of Directors at the time the holder's right to vote arose, (B) two resignations from the Board of Directors, submitted by current directors to permit the Preferred Directors to join the Board of Directors, (C) permitting the holders of a majority of the Liquidation Amount of the then outstanding Series C Preferred Stock, voting separately as a class, to declare that the number of directors constituting the full Board of Directors shall be increased by two or (D) a combination of the factors described in (A), (B), or (C). Such voting rights will continue until such time as, in the case of a Dividend Default, all dividends in arrears on the Series C Preferred Stock are paid in full in cash, in the case of a Change of Control, the Company consummates a Change of Control Offer and, in all other cases, any failure, breach or default is remedied or waived by the holders of a majority of the Liquidation Amount of Series C Preferred Stock then outstanding, at which time the terms of any directors elected pursuant to the provisions of this paragraph shall terminate. Each such event described in clauses (i) through (iv) above is hereby referred to herein as a "Voting Rights Triggering Event," and such voting rights will be the exclusive sole remedy at law or in equity of the holders of the Series C Preferred Stock.

                  (b) Each Preferred Director elected by the holders of shares of the Series C Preferred Stock pursuant to Section 6(a) shall continue to serve as director for a term of one year, except that upon termination of the right of holders of the Series C Preferred Stock as a class to elect two directors as provided herein, the term of office of such directors shall automatically terminate. The Preferred Directors may be removed by, and except as provided in the immediately preceding sentence shall not be removed except by, the vote of the holders of record of a majority of the outstanding Liquidation Amount of the Series C Preferred Stock present (in person or by proxy) and voting separately as a single class at a meeting of such stockholders, or at any meeting of the holders of the Series C Preferred Stock called for that purpose, or by written consent signed by the holders of a majority of the outstanding Liquidation Amount of the Series C Preferred Stock. In the event that one or both of the Preferred Director positions are vacant for any reason other than the termination of the right of the holders of Series C Preferred Stock to elect the Preferred Directors, the holders of a majority of the outstanding Liquidation Amount of Series C Preferred Stock shall be permitted to elect a sufficient number of directors to fill such vacancies.

                  (c) So long as the right of the holders of Series C Preferred Stock described in this Section 6 to vote for directors continues, the Secretary of the Company or the person performing the functions of the secretary of the Company shall call, upon the written request of any holder of record of the Series C Preferred Stock addressed to him or her at the principal office of the Company or, if such a request is not made, upon his or her own motion, a special meeting of the holders of such shares for the election of such directors, as provided herein. Such meeting shall be held not less than 20 or more than 45 days after the accrual of such voting rights, at the place and upon the notice provided by law and in the by-laws of the Company for the holding of meetings of shareholders.

                  (d) No class of Senior Securities may be authorized by the Company without the affirmative vote or consent of the holders of at least a majority in Liquidation Amount of Series C Preferred Stock then outstanding, voting or consenting. These Articles Supplementary and the Amended and Restated Articles of Incorporation of the Company may not be amended so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of Series C Preferred Stock or Preferred Securities nor may the issuance of any additional shares of Series C Preferred Stock be authorized, without the affirmative vote or consent of the holders of at least a majority of the outstanding Liquidation Amount of Series C Preferred Stock, voting or consenting, as the case may be, as separate classes, provided that without the approval by the vote or written consent of the holders of all outstanding Series C Preferred Stock, the Company may not, and may not permit any Person to, amend, repeal or change the dividend amounts provided in Section 3, the Liquidation Amount, the provisions of Section 4(a), (b) and (e) providing for redemption, the provisions in Section 4(c) regarding actions which may, in certain circumstances, be taken upon a Change of Control, or in any case, the definitions related thereto. The holders of at least a majority of the outstanding Liquidation Amount of Series C Preferred Stock, voting or consenting, as the case may be, as a single class, may also waive compliance with any provision of these Articles Supplementary except that a default upon any provision that would require 100% consent of the holders of Series C Preferred Stock to amend such provision may not be waived without the approval by the vote or written consent of the holders of all of the outstanding shares of Series C Preferred Stock.

                  (e) If entitled to voting rights, each holder of Series C Preferred Stock will be entitled to one vote for each $100 aggregate Liquidation Amount of Series C Preferred Stock held by such holder.

                  7. Preemptive Rights. No shares of Series C Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

                  8. Conversion or Exchange. The holders of shares of Series C Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company.

                  9. Covenants.

                  (a) Limitation on Indebtedness. (I) The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired Indebtedness), except that the Company may incur Indebtedness and a Restricted Subsidiary may incur Permitted Subsidiary Indebtedness if, in each case, the Debt to Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto, is 7:1 or less.

                  (II) The foregoing limitation will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"):

                  (i) Indebtedness of the Company under the Bank Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $300 million under any revolving credit facility thereunder;

                  (ii) Indebtedness of the Company pursuant to the Existing Notes and Indebtedness of any Subsidiary of the Company pursuant to a guarantee of the Existing Notes;

                  (iii) Indebtedness of any Subsidiary of the Company consisting of a guarantee of the Company's Indebtedness under the Bank Credit Agreement;

                  (iv) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date the Series C Preferred Stock is issued and listed on
Schedule I to these Articles Supplementary;

                  (v) Indebtedness of the Company owing to a Restricted Subsidiary; provided, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Wholly Owned Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v);

                  (vi) Indebtedness of a Wholly Owned Restricted Subsidiary owing to the Company or another Wholly Owned Restricted Subsidiary; provided, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Wholly Owned Restricted Subsidiary or pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi) and (b) any transaction pursuant to which any Wholly Owned Restricted Subsidiary, which has Indebtedness owing to the Company or any other Wholly Owned Restricted Subsidiary, ceases to be a Wholly Owned Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Restricted Subsidiary that is not permitted by this clause (vi);

                  (vii) guarantees by any Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary which, if any Existing Notes are outstanding, are made in accordance with the Existing Indentures and guarantees by the Company or any Subsidiary of the KDSM Senior Debentures;

                  (viii) obligations of the Company entered into in the ordinary course of business pursuant to Interest Rate Agreements designed to protect the Company against fluctuations in interest rates in respect of Indebtedness of the Company as long as such obligations at the time incurred do not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such occurrence;

                  (ix)  any  renewals,  extensions,  substitutions,  refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (ii), (iii), and (iv) above, including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; and

                  (x) Indebtedness of the Company in addition to that described in clauses (i) through (ix) above, and any renewals, extensions, substitutions, refinancings, or replacements of such Indebtedness, so long as the aggregate principal amount of all such additional Indebtedness shall not exceed $10,000,000.

                  (b) Limitation on Restricted Payments. (I) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

                  (i) declare or pay any dividend on, or make any distribution to holders of, any of the Company's Junior Securities or Parity Securities (other than dividends or distributions payable solely in its Junior Securities or Parity Securities);

                  (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Junior Securities or Parity Securities or warrants, rights or options to acquire shares of Junior Securities or Parity Securities (except Junior Securities or Parity Securities held by the Company or a Wholly Owned Restricted Subsidiary);

                  (iii) declare or pay any dividend or distribution on any Equity Interests of any Subsidiary to any Person (other than the Company or any of its Wholly Owned Restricted Subsidiaries);

                  (iv) incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Restricted Subsidiary of the Company); or

                  (v) make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing payments described in clauses (i) through (v), other than any such action that is a Permitted Payment, collectively, "Restricted Payments") unless, after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution), (1) no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof, (2) all accrued and unpaid dividends on the Series C Preferred Stock payable on any Dividend Payment Date prior to the date of the Restricted Payment have been declared and paid in cash and (3) the aggregate amount of all such Restricted Payments declared or made after the Issue Date does not exceed the sum of:

                  (A) an amount equal to the Company's Cumulative Operating Cash Flow less 1.4 times the Company's Cumulative Consolidated Interest Expense; and

                  (B) the aggregate Net Cash Proceeds received after the Issue Date by the Company from capital contributions (other than from a Restricted Subsidiary) or from the issuance or sale (other than to any of its Restricted Subsidiaries) of its Qualified Equity Interests (except, in each case, to the extent such Net Cash Proceeds are used to purchase, redeem or otherwise retire Equity Interests as set forth in Section (9)(b)(II)(iii)); and

                  (C) the aggregate Net Cash Proceeds from the sale of the Series C Preferred Stock to KDSM, Inc. on the Issue Date.

                  (II) Notwithstanding the foregoing,  and in the case of clause
(ii) below, so long as no Voting Rights Triggering Event is continuing, the foregoing provisions shall not prohibit the following actions (clauses (i) through (iii) being referred to as "Permitted Payments"):

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (I) of this Section and such payment shall be deemed to have been paid on such date of declaration for purposes of the alculation required by paragraph (I) of this Section;

                  (ii) any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company); or

                  (iii) the repurchase, redemption, or other acquisition or retirement of any Junior Securities in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection therewith cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary) of other Junior Securities which are Qualified Equity Interests of the Company; provided that the Net Cash Proceeds from the issuance of such Junior Securities which are Qualified Equity Interests of the Company are excluded from clause (3)(B) of paragraph (I) of this Section.

                  (c) Merger, Consolidation and Sale of Assets. Without the affirmative vote of the holders of a majority of the Liquidation Amount of the issued and outstanding shares of Series C Preferred Stock, voting or consenting, as the case may be, as a separate class, the Company may not in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation unless (i) either (a) the Company is the survivor of such merger or consolidation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety or, in the case of a plan of liquidation, the Person to which assets of the Company have been transferred shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) the Series C Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person, the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series C Preferred Stock had immediately prior to such transaction; (iii) immediately after giving effect to such transaction and the use of proceeds therefrom (on a PRO FORMA basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company or the surviving or transferee Person is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 9(a); (iv) immediately after giving effect to such transaction, no Voting Rights Triggering Event shall have occurred or be continuing; and (v) the Company has delivered to the transfer agent prior to the consummation of the proposed transaction an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, or transfer complies with these Articles Supplementary and that all conditions precedent contained herein relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  (d) Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any

Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless (a) such transaction or series of related transactions is in writing on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's- length dealings with an unrelated third party and (b)(i) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, the Company delivers an officers' certificate to the transfer agent of, or the holders of, the Series C Preferred Stock certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors (and approved by a majority of Independent Directors or, in the event there is only one Independent Director, by such Independent Director) and (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $5,000,000, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, this provision will not apply to (A) any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company), (B) any transaction entered into by the Company or one of its Wholly Owned Restricted Subsidiaries with a Wholly Owned Restricted Subsidiary of the Company, and (C) transactions in existence on the date Series C Preferred Stock is initially issued.

                  (e) Limitation on Sale of Assets. (i) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (A) at least 80% of the consideration from such Asset Sale is received in cash and (B) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by the Board of Directors and evidenced in a board resolution or in connection with an Asset Swap as determined in writing by a nationally recognized investment banking or appraisal firm); provided however, that in the event the Company or any Restricted Subsidiary engages in an Asset Sale with any third party and receives in consideration therefor, or simultaneously with such Asset Sale enters into, a Local Marketing Agreement with such third party or any affiliate thereof, the Fair Market Value of such Local Marketing Agreement (as determined in writing by a nationally recognized investment banking or appraisal firm) shall be deemed cash and considered when determining whether such Asset Sale complies with the foregoing clauses (A) and (B). Notwithstanding the foregoing, clause (A) of the preceding sentence shall not be applicable to any Asset Swap.

                  (ii) The Company and its Restricted Subsidiaries consummating such an Asset Sale shall apply the Net Cash Proceeds thereof to the permanent prepayment of Indebtedness, or within 12 months of the Asset Sale, to the purchase of properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto.

                  (f) Limitation on Unrestricted Subsidiaries. The Company will not make, and will not permit any of its Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to Section 9(b). Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (i) will be treated as the payment of a Restricted Payment in calculating the amount of Restricted Payments made by the Company and (ii) may be made in cash or property. For all purposes under these Articles Supplementary, KDSM, Inc. and all of its Subsidiaries are deemed to be Unrestricted Subsidiaries but any Investment by the Company in KDSM, Inc. shall not be deemed a Restricted Payment.

                  (g) Provision of Financial Statements. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission to the extent permitted under the Exchange Act on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date transmit by mail to all holders, as their names and addresses appear in the stock register of the Company, without cost to such holders of the Series C Preferred Stock, copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost.

                  10. Definitions. As used in these Articles Supplementary, the terms below shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

                  "Additional Amounts Attributable to Taxes" means, if the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, such additional amounts as shall be required to be paid under the KDSM Senior Debentures so that the net amounts received by the Trust under the KDSM Senior Debentures and available for distribution to holders of the Preferred Securities and the Common Securities by the Trust after paying such taxes, duties, assessments or governmental charges shall not be less than the amounts the Trust would have received had no such taxes, duties, assessments or governmental charges been imposed.

                  "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 5% or more of such Person's Equity Interest or any officer or director of any such Person or other Person or, with respect to any natural Person, any person having a relationship with such Person or other Person by blood, marriage or adoption not more remote than first cousin or (iii) any other Person 10% or more of the voting Equity Interests of which are beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Asset Sale" means with respect to any Person any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary of such Person; (ii) all or substantially all of the properties and assets of any division or line of business of such Person or any of its Restricted Subsidiaries; or (iii) any other properties or assets of such Person or any of its Restricted Subsidiaries, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (A) that is governed by the provisions described under Section 9(c), (B) that is by such Person to any Wholly Owned Restricted Subsidiary, or by any Restricted Subsidiary to any Person or any Wholly Owned Restricted Subsidiary in accordance with the terms of the operative document or (C) that aggregates not more than $1,000,000 in gross proceeds.

                  "Asset Swap" means an Asset Sale by any Person or any Restricted Subsidiary in exchange for properties or assets that will be used in the business of the Company and its Restricted Subsidiaries existing on the date of the operative document or reasonably related thereto.

                  "Bank Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of May 31, 1996, as amended, among the Company, the Subsidiaries of the Company identified on the signature pages thereof under the caption "Subsidiary Guarantors," the lenders named therein, and The Chase Manhattan Bank, N.A., as agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructuring, replacements, supplementations or other modifications of the foregoing). The term "Bank Credit Agreement" shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder and have been made in compliance with Section 9(a); provided that, for purposes of the definition of "Permitted Indebtedness," no such increase may result in the principal amount of Indebtedness of the Company under the Bank Credit Agreement exceeding the amount permitted by clause
(i) of the definition of "Permitted Indebtedness," of these Articles Supplementary.

                  "Business Day" means any day other than (x) a Saturday or a Sunday or (y) a day on which banking institutions in Maryland or the City of New York are authorized or obligated by law or executive order to remain closed or
(z) a day on which the office of the transfer agent or an agent or affiliate thereof at which any particular time the transfer agency business for the purposes of the Series C Preferred Stock shall be principally administered is closed for business.

                  "Capital Lease Obligation" means any obligation under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

                  "Capital   Stock"   means  any  and  all  shares,   interests,
participations, rights or other equivalents (however designated) of corporate stock.

                  "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Company, provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors ; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such board of directors or whose nomination for election by the shareholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment under Section 9(b) (and such amount shall be treated as a Restricted Payment) and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 40% of the total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of Section 9(c).

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the issuance of the Series C Preferred Stock, the Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Securities" means the common stock of the Trust.

                  "Consolidated Interest Expense" means, for any Person without duplication, for any period, the sum of (a) the interest expense of such Person and its Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and
(iv) accrued interest, plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person during such period, and all capitalized interest of such Person and its Consolidated Restricted Subsidiaries, in each case as determined in accordance with GAAP consistently applied.

                  "Consolidated Net Income (Loss)" means, for any period, for any Person, the Consolidated net income (or loss) of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of such Person and its Consolidated Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to such Person or its Consolidated Restricted Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains but not losses (less all fees and expenses relating thereto) in respect of disposition of assets other than in the ordinary course of business, or (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders.

                  "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term "Consolidated" shall have a similar meaning.

                  "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense from the Issue Date to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

                  "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow from the Issue Date to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

                  "Debt to Operating Cash Flow Ratio" means, for any Person as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of such Person and its Restricted Subsidiaries as of such date on a Consolidated basis plus the aggregate liquidation preference or redemption amount of all Disqualified Equity Interests of the Company (excluding any such Disqualified Equity Interests held by such Person or a Wholly Owned Restricted Subsidiary of such Person), to (b) Operating Cash Flow of such Person and its Restricted Subsidiaries on a Consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date, determined on a pro forma basis (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness were incurred, and the application of such proceeds had occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by such Person and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness were incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period); (iii) in the case of Acquired Indebtedness, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and (iv) any acquisition or disposition by such Person and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period).

                  "Disqualified Equity Interests" means any Equity Interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are or upon the happening of an event or passage of time would be required to be redeemed prior to any Stated Maturity of the principal of the applicable security or are redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

                  "Equity Interest" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Equity Interests.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Existing Notes" means the Company's 10% Senior Subordinated Notes due 2003 and the Company's 10% Senior Subordinated Notes due 2005.

                  "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's- length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

                  "Film Contract" means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

                  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the 1993 Notes.

                  "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other person referred to in the definition of Indebtedness contained herein and guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                  "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person,
(v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Disqualified Equity Interests valued at the greater of their voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above; provided, however, that the term Indebtedness shall not include any obligations of the Company and its Restricted Subsidiaries with respect to Film Contracts entered into in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP and the maximum determinable liability of any Guaranteed Debt referred to in clause (vii) above at such date. The Indebtedness of any Person and its Restricted Subsidiaries shall not include any Indebtedness of Unrestricted Subsidiaries so long as such Indebtedness is non-recourse to the Company and its Restricted Subsidiaries. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to these Articles Supplementary, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors of the Company.

                  "Independent Director" means a director of the Company other than a director (i) who (apart from being a director of the Company or any Subsidiary thereof) is an employee, insider, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years or (ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

                  "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

                  "Investment Company Act Event" means the receipt by the Trust or KDSM, Inc. of an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), to the effect that as a result of the occurrence of a change in law or regulation or a change in official interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust or KDSM, Inc. is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the Issue Date.

                  "Investments" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Equity Interests, bonds, notes, debentures or other securities or assets issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Issue Date" means the date the Preferred Securities are initially issued by the Sinclair Capital and the Series C Preferred Stock is issued to KDSM, Inc.

                  "KDSM, Inc." means KDSM, Inc., a Maryland corporation.

                  "KDSM Senior Debentures" means the 11 5/8 Senior Debentures due 2009 issued by the KDSM, Inc.

                  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

                  "Liquidation  Amount"  has the  meaning  set forth in  Section
1.

                  "Local Marketing Agreement" means a local marketing arrangement, sale agreement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person (i) obtains the right to sell at least a majority of the advertising inventory of a television station on behalf of a third party, (ii) purchases at least a majority of the air time of a television station to exhibit programming and sell advertising time, (iii) manages the selling operations of a television station with respect to at least a majority of the advertising inventory of such station, (iv) manages the acquisition of programming for a television station,
(v) acts as a program consultant for a television station, or (vi) manages the operation of a television station generally.

                  "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,
(ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than such Person or any of its Restricted Subsidiaries) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by such Person or any of its Restricted Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by such Person or any of its Restricted Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (b) with respect to any issuance or sale of Equity Interests, or debt securities or Equity Interests that have been converted into or exchanged for Equity Interests, as referred to under Section 9(b), the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to such Person or any of its Restricted Subsidiaries), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Operating Cash Flow" for any Person means, for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, plus (a) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (a) hereof, plus (c) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, plus (d) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles, including Film Contracts and write-downs of Film Contracts, minus
(f) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income).

                  "Parity Securities" has the meaning set forth in Section 3 hereto.

                  "Permitted Holders" means as of the date of determination (i) any of David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith;
(ii) family  members or the  relatives  of the Persons  described in clause (i);
(iii) any trusts  created for the benefit of the  Persons  described  in clauses
(i), (ii) or (iv) or any trust for the benefit of any such trust; or (iv) in the event of the incompetence or death of any of the Persons described in clauses
(i) and (ii), such Person's estate, executor, administrator, committee or other personal representative or beneficiaries, in each case, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of the Company.

                  "Permitted Indebtedness" has the meaning set forth in Section 9(a)(II).

                  "Permitted Investment" means (i) Investments in any Restricted Subsidiary, (ii) Indebtedness of the Company or a Restricted Subsidiary described under clauses (v), (vi) and (vii) of the definition of "Permitted Indebtedness," (iii) Temporary Cash Investments, (iv) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 9(e) to the extent such Investments are non-cash proceeds as permitted under such covenant, (v) guarantees of Indebtedness permitted by clause (iii) of the definition of "Permitted Indebtedness", (vi) Investments in existence on the Preferred Stock Issue Date, (vii) loans up to an aggregate of $1,000,000 outstanding at any one time to employees pursuant to benefits available to the employees of the Company or any Restricted Subsidiary from time to time in the ordinary course of business, (viii) any Investments in the Existing Notes or the Preferred Securities, (ix) any guarantee given by a Guarantor of any Indebtedness of the Company given in accordance with the terms of the Series C Preferred Stock, (x) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (I) such Person becomes a Restricted Subsidiary or (II) such person is merged, consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and
(xi)  other  Investments
in businesses reasonably related to the Company's businesses as of the Preferred Stock Issue Date that do not exceed $100,000,000 at any time outstanding.

                  "Permitted Subsidiary Indebtedness" means:

                  (i) Indebtedness of any Subsidiary under Capital Lease Obligations incurred in the ordinary course of business; and

                  (ii) Indebtedness of any Subsidiary (a) issued to finance or refinance the purchase or construction of any assets of such Subsidiary or (b) secured by a Lien on any assets of such Subsidiary where the lender's sole recourse is to the assets so encumbered, in either case (x) to the extent the purchase or construction prices for such assets are or should be included in "property and equipment" in accordance with GAAP and (y) if the purchase or construction of such assets is not part of any acquisition of a Person or business unit.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

                  "Preferred Equity Interest," as applied to the Equity Interest of any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class of such Person.

                  "Preferred Securities" means the 11 5/8% Highly Yield Trust Offered Preferred Securities of Sinclair Capital.

                  "Public Equity Offering" means, with respect to any Person, an underwritten public offering by such Person of some or all of its Equity Interests (other than Disqualified Equity Interests), the net proceeds of which (after deducting any underwriting discounts and commissions) exceed $10,000,000.

                  "Qualified Equity Interests" of any Person means any and all Equity Interests of such Person other than Disqualified Equity Interests.

                  "Registration Default" has the meaning specified in Section 2(d) of the Registration Rights Agreement.

                  "Registration Default Distributions" has the meaning specified in Section 2(d) of the Registration Rights Agreement.

                  "Registration Rights Agreement" means the registration rights agreement dated as of March 5, 1997, among the Trust, KDSM, Inc., the Company and Smith Barney, Inc. and Chase Securities Inc. as initial purchasers.

                  "Restricted Subsidiary" of any Person means a Subsidiary of such Person other than an Unrestricted Subsidiary.

                  "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which any Person sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Stated Maturity," when used with respect to any Indebtedness or any installment of interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

                  "Subsidiary" of any Person means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries.

                  "Tax Event" means the receipt by the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the therefore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to interest received on the KDSM Senior Debentures, (ii) interest payable by KDSM, Inc. on the KDSM Senior Debentures is not, or will not be, fully deductible for United States federal income tax purposes, (iii) the Trust is, or will be, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

                  "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. ("S&P") or any successor rating agency, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000.

                  "Trust" means Sinclair Capital, a Delaware business trust.

                  "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of such Person, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of such Person may designate any Subsidiary of such Person (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and (b) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not, in the case of the Series C Preferred Stock, violate the provisions of
Section 9(f). Any such designation by the board of directors of such Person shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an officers' certificate certifying that such designation complies with the foregoing conditions. The board of directors of such Person may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under Section 9(a). For purposes of this definition, KDSM, Inc. and its Subsidiaries shall be considered Unrestricted Subsidiaries and any Investment by the Company and any of its Subsidiaries in KDSM, Inc. or its Subsidiaries shall not be deemed a Restricted Payment.

                  "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary of any Person means Indebtedness of such Unrestricted Subsidiary (i) as to which neither such Person nor any of its Restricted Subsidiaries is directly or indirectly liable (by virtue of such Person or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of such Person or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) such Person shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of such Person or any Restricted Subsidiary to declare, a default on such Indebtedness of such Person or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                  "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary all the Equity Interest of which is owned by such Person or another Wholly Owned Restricted Subsidiary of such Person.

                  IN WITNESS WHEREOF, Sinclair Broadcast Group, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on March 12 1997.


WITNESS:                                    SINCLAIR BROADCAST
                                            GROUP, INC.



/s/ J. Duncan Smith                         By:/s/ David D. Smith
------------------------------                 -------------------------------
    J. Duncan Smith, Secretary                     David D. Smith, President

                  THE UNDERSIGNED, President of SINCLAIR BROADCAST GROUP, INC., who executed on behalf of the Corporation these Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                            /s/ David D. Smith
                                            -------------------------------
                                                David D. Smith, President

                                   SCHEDULE I
                            EXISTING INDEBTEDNESS OF
               SINCLAIR BROADCAST GROUP, INC. AUDITS SUBSIDIARIES
                               AS OF MARCH 12,1997


                                                                        Balance

Bank Credit Agreement, Tranche A Term Loan                        $ 520,000,000
Bank Credit Agreement, Tranche B Term Loan                          198,500,000
Bank Credit Agreement, Revolving Credit Commitment                  135,000,000
Senior Subordinated notes due 2003, interest at 10%                 100,000,000
Senior Subordinated notes due 2005, interest at 10%                 300,000,000
Subordinated installment notes payable to former majority
  owners interest at 8.75%, principal payments in varying
  amounts due annually beginning  October  1991,  with  a
  balloon payment due at maturity in May 2005                        10,447,566
Capital lease for building, interest at 17.5%                         1,347,353
Capital lease for broadcasting tower facilities, interest
  rates averaging 10%                                                   179,906
Capital leases for building and tower, interest at 8.25%              1,823.687
                                                                 ---------------
                  Total Debt                                     $1,267,298,513
                                                                 ===============

                         SINCLAIR BROADCAST GROUP, INC.

                              ARTICLES OF AMENDMENT

                  Sinclair Broadcast Group, Inc. a Maryland corporation having its principal office in Baltimore City, Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Articles Supplementary to the charter of the Company relating to the Company's Series C Preferred Stock, which Articles Supplementary the State Department of Assessments and Taxation received and approved for record on March 11, 1997, are hereby amended by inserting the following text before the period in the last sentence of item 4(d):

                  ;provided however, that nothing in these Articles Supplementary shall be deemed to prevent the Company from exchanging shares of Series C Preferred Stock for like shares that have been registered under the Securities Act of 1933 pursuant to the Company's obligations under the Registration Rights Agreement


                  SECOND:   The   amendment   to  the   Articles   Supplementary
hereinabove set forth has been approved by a majority of the entire board of directors.


                  IN WITNESS WHEREOF: Sinclair Broadcast Group, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on August 14, 1997.



ATTEST:                                      SINCLAIR BROADCAST GROUP, INC.


/s/ J. Duncan Smith                          /s/ David D. Smith
----------------------------                 ---------------------------------
J. Duncan Smith                              David D. Smith
Secretary                                    President

                  THE UNDERSIGNED President of Sinclair Broadcast Group, Inc. (the "Company"), who executed on behalf of said Company the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Company, the foregoing Articles of Amendment to be the corporate act of said Company and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                                      /s/ David D. Smith
                                                      --------------------------
                                                      David D. Smith